UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2010

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 19, 2010, Clopay Acquisition Corp. (“Clopay Acquisition”), a Delaware corporation and an indirect wholly-owned subsidiary of Griffon Corporation (“Griffon”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Clopay Acquisition, CHATT Holdings LLC, a Delaware limited liability company (“Seller”), CHATT Holdings Inc., a Delaware Corporation (“Ames Holdings” and, together with Seller, “CHATT”), and, solely for purposes of Section 7.09 thereof, Griffon.  Ames Holdings indirectly owns all of the issued and outstanding shares of capital stock of Ames True Temper, Inc., a Delaware corporation (“ATT”).  Pursuant to the Purchase Agreement, Clopay Acquisition will purchase (the “Transaction”) all of the issued and outstanding shares of the capital stock Ames Holdings, on a cash and debt-free basis, for $542 million in cash, subject to certain adjustments (the “Purchase Price”).

Consummation of the Transaction is not subject to a financing condition, but is subject to customary conditions to closing, including the receipt of requisite antitrust approvals and the absence of a material adverse effect on the business of Ames Holdings and its subsidiaries.

Clopay Acquisition has obtained equity and debt financing commitments (the “Financing Commitments”) for the Transaction, the aggregate proceeds of which will be sufficient for Clopay Acquisition to pay the Purchase Price and all related fees and expenses.  Griffon has committed that it and its subsidiaries will utilize approximately $96 million in cash (plus an additional $35 million to the extent necessary to ensure the availability of the debt financing) on the terms and subject to the conditions set forth in an equity commitment letter, dated July 19, 2010 (the “Equity Commitment Letter”).  Approximately $21 million of the $96 million will be used by Clopay Corporation, a Delaware corporation and a direct wholly owned subsidiary of Griffon (“Clopay”), to pay off the balance on an existing asset-based revolving credit facility.  Griffon has provided a limited guarantee in favor of the Seller, dated July 19, 2010 (the “Limited Guarantee”), guaranteeing the performance of certain obligations of Clopay Acquisition under the Purchase Agreement subject to the terms and conditions of the Limited Guarantee.   The principal obligations subject to the Limited Guarantee are the obligations of Clopay Acquisition to pay the Reverse Termination Fee or Willful Breach Damages (as such terms are defined below) under certain circumstances, as described below.

The Purchase Agreement contains certain customary termination rights.  Upon termination of the Purchase Agreement by the Seller under circumstances in which Clopay Acquisition fails to consummate the Transaction because it does not receive the debt financing after all other conditions have been satisfied, Clopay Acquisition will be required to pay Seller a reverse termination fee of $20,000,000 (the “Reverse Termination Fee”).  Seller has the right to specifically enforce the obligations of Griffon and Clopay Acquisition in the Purchase Agreement and Equity Commitment Letter to obtain the financing, and if such financing is available, to consummate the Transaction.  If the court does not award specific performance, under certain circumstances, the Seller may institute a proceeding for monetary damages against Clopay Acquisition in which, if the Seller is ultimately successful, the parties have agreed that the amount awarded shall not be less than $20,000,000 nor exceed $40,000,000 in the aggregate (such monetary damages, “Willful Breach Damages”).

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature.  Seller is providing limited indemnification for breaches of representations, warranties and covenants.  Clopay Acquisition is obtaining insurance against breaches of representations and warranties in the Purchase Agreement beyond the Seller indemnification.  The insurance policy is subject to a number of customary exclusions including a $5,000,000 deductible (offset in part by the Seller indemnification) and a $30,000,000 cap.  Recourse for the above Seller indemnification obligations, as well as for any post-closing working capital adjustment, is limited to an aggregate $15 million escrow funded by Seller out of the proceeds of the Purchase Price.

Under the Purchase Agreement, Clopay Acquisition is expected to effect a tender offer for both the Senior Floating Rate Notes due 2012 and the 10% Senior Subordinated Notes due 2012, in each case issued by ATT (collectively, the “ATT Notes”).  In the event Clopay Acquisition elects not to effect such tender offers, or if all of the ATT Notes are not tendered in connection with such tender offers, Clopay Acquisition expects that it will, concurrent with the consummation of the Transaction, cause ATT to effect a redemption offer and a covenant defeasance with respect to all outstanding ATT Notes, in accordance with the indentures governing the ATT Notes.

The Board of Directors of Griffon has received a fairness opinion from Lazard Frères & Co. LLC, which stated that the consideration to be paid by Clopay Acquisition is fair from a financial point of view to Griffon.

The foregoing description of the Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  There can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated.

Debt Commitment Letter

Clopay Acquisition and Clopay received a commitment from Goldman Sachs Lending Partners LLC (“GSLP”) to provide Clopay Holding Co., a Delaware corporation and a direct wholly owned subsidiary of Clopay (“Clopay Holding”), with a $500 million senior secured term loan facility (the “Term Facility”) and a $150 million senior secured asset-based revolving credit facility (the “ABL Facility”), on the terms and subject to the conditions set forth in a commitment letter dated July 19, 2010 (the “Debt Commitment Letter”).  Consummation of the debt financing is subject to various conditions set forth in the Debt Commitment Letter, including the absence of certain “material adverse effects” in respect of Ames Holdings and its subsidiaries, taken as a whole; the absence of certain “material adverse effects” in respect of Ames Holdings, Clopay and their respective subsidiaries, taken as a whole; and a specified maximum pro forma leverage ratio as of the closing date of the Transaction.  Subject to certain terms and conditions set forth in the Debt Commitment Letter, Clopay has the right, within seven days of the date of the Debt Commitment Letter, to appoint a financial institution, reasonably acceptable to GSLP, to act as sole lead arranger in respect of the ABL Facility and to provide all of the lending commitments thereunder in lieu of GSLP.

Loans under the Term Facility will mature on the sixth anniversary of the closing date of the Transaction.  The proceeds of the Term Facility will be used to fund, in part, the Transaction,

the refinancing of existing indebtedness of Clopay, Ames Holdings and their respective subsidiaries, and related fees and expenses.  Loans under the Term Facility will bear interest at rates based, at the borrower’s option, upon either LIBOR or the prime rate, and will be collateralized by a first-priority lien on substantially all of the assets of Clopay, Ames Holdings and their respective material subsidiaries, other than inventory, accounts receivable and cash, which will collateralize the ABL Facility on a first-priority basis and the Term Facility on a second-priority basis.

The ABL Facility will provide a revolving credit facility for a four-year term, commencing on the closing date of the transaction.  Borrowings under the ABL Facility will bear interest at rates based, at the borrower’s option, upon either LIBOR or the prime rate, and will be collateralized by a first-priority lien on the inventory, accounts receivable and cash of Clopay Holdings, Ames Holdings and their respective material subsidiaries, and a second lien on substantially all the other assets of such entities.

Certain of the foregoing terms with respect to the Term Facility and the ABL Facility are subject to modification in certain limited respects if GSLP shall determine, in its reasonable discretion, that such modifications are reasonably necessary to facilitate or attempt to facilitate a successful syndication.  If a substitute lead arranger is appointed with respect to the ABL Facility, then this substitute lead arranger would acquire GSLP’s rights to make such modifications with respect to the ABL.

On July 19, 2010, Griffon issued a press release announcing that it had entered into the Purchase Agreement to acquire Ames Holdings and describing how the transaction will be financed (the “July 19 Press Release”).  A copy of the July 19 Press Release is attached as hereto as Exhibit 99.1.

Item 2.02.  Results of Operations and Financial Condition.

The July 19 Press Release also includes information regarding Griffon’s preliminary operating results for the third fiscal quarter ended June 30, 2010.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Exhibit Title

2.1	Stock Purchase Agreement, dated July 19, 2010, among CHATT Holdings LLC, CHATT Holdings Inc., Clopay Acquisition Corp. and, solely for the purposes of Section 7.09, Griffon Corporation.*

99.1	Press Release dated July 19, 2010.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed Transaction, the management of Griffon and Griffon’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Griffon on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Griffon nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Griffon’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the Transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Griffon undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Griffon’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2010	GRIFFON CORPORATION.

	By:	/s/ Seth L. Kaplan
		Name:	Seth L. Kaplan
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1	Stock Purchase Agreement, dated July 19, 2010, among CHATT Holdings LLC, CHATT Holdings Inc., Clopay Acquisition Corp. and, solely for the purposes of Section 7.09, Griffon Corporation.*
99.1	Press Release dated July 19, 2010.

*                 Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.